UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2005

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	000-6749	11-2581812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Harbor Park Drive, Port Washington, New York 11050

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code

(516) 626-0007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

After considering service to the Board of Directors and its committees, company performance, compensation amounts and trends among companies of comparable size, regulatory requirements requiring independent directors, and competitive and other factors, on November 9, 2005, the Board of Directors (the “Board”) of National Medical Health Card Systems, Inc., a Delaware corporation (“NMHC”) approved a non-employee director compensation pursuant to which each non-employee member of the Board (other than directors affiliated with New Mountain Capital) will be paid the following:

•	an annual retainer of $25,000 for his or her services as director, with an additional payment of $1,250 per board and committee meeting for meetings attended in excess of the four scheduled quarterly meetings;

•	an annual retainer of $5,000 if he or she is the chairperson of either of the Board’s audit committee or compensation committee; and

•	an annual retainer of $5,000 for his or her service on the Board’s audit committee.

In addition, each non-employee member of the Board will be eligible to receive automatic common stock option grants under NMHC’s 1999 Stock Option Incentive Plan as follows:

Upon being appointed to the Board, a non-employee director will then be granted an option to purchase up to 20,000 shares of NMHC’s common stock. Immediately after each annual meeting of NMHC’s stockholders, each non-employee director will be granted an additional option to purchase 5,000 shares of NMHC’s common stock, provided that the non-employee director is a member of the Board on that date and has served continuously as a member of the Board for at least twelve months since the last option grant as a non-employee director. The exercise price for each of these options will be the fair market value of NMHC’s common stock on the date of grant. Each option will have a 7-year term and will terminate 90 days after the date the non-employee director ceases to be a director or consultant or twelve months if the termination is due to death or disability. Each option will vest over four years at a rate of 25% of the total shares on the first anniversary of the date of grant, so long as the non-employee director remains a director or consultant.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 7, 2005, by unanimous written consent, the Board adopted an amendment to NMHC’s Bylaws.

Section 4.05 has been replaced in its entirety (i) to rename the nominating committee to the nominating and corporate governance committee and (ii) to provide the nominating and corporate governance committee the powers to develop and recommend to the Board a set of corporate governance principles and to review policies relating to meetings of the Board.

The foregoing description is a brief summary of the provision adopted or changed by the Amended and Restated Bylaws and is qualified in its entirety by reference to NMHC’s Amended and Restated Bylaws attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibit is furnished with this report:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws of National Medical Health Card Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2005

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

By:	/s/ James F. Smith
Name:	James F. Smith
Title:	Chief Executive Officer